Exhibit (21)

                                                 State or Other
                                                 Jurisdiction
                                                 Under the Laws of
Subsidiaries of Owens Corning (2/28/97)          Which Organized

 Barbcorp, Inc.                                  Delaware
 Crown Manufacturing Inc.                        Canada
 Dansk-Svensk Glasfiber A/S                      Denmark
 Deutsche Owens-Corning Glasswool GmbH           Germany
 Eric Company                                    Delaware
 European Owens-Corning Fiberglas, S.A.          Belgium
 Falcon Foam Corporation                         Delaware
 IPM, Inc.                                       Delaware
 Kitsons Insulation Products Ltd.                United Kingdom
 Knytex Company, LLC                             Delaware
 Lmp Impianti Srl                                Italy
 Matcorp, Inc.                                   Delaware
 N.V. Owens-Corning S.A.                         Belgium
 OC Celfortec Inc.                               Canada
 O/C/FIRST CORPORATION                           Ohio
 OCFOGO, Inc.                                    Delaware
 O.C. Funding B.V.                               The Netherlands
 O/C/SECOND CORPORATION                          Delaware
 OCW Acquisition Corporation (dba, Delsan)       Delaware
 Owens-Corning A/S                               Norway
 Owens Corning Building Materials Espana S.A.    Spain
 Owens-Corning Building Products (U.K.) Ltd.     United Kingdom
 Owens Corning Canada Inc.                       Canada
 Owens-Corning Capital Holdings I, Inc.          Delaware
 Owens-Corning Capital Holdings II, Inc.         Delaware
 Owens-Corning Capital L.L.C.                    Delaware
 Owens Corning Cayman (China) Holdings           Cayman Islands
 Owens-Corning Cayman Limited                    Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd.   PRC China
 Owens Corning Espana SA                         Spain
 Owens-Corning Fiberglas A.S. Limitada           Brazil
 Owens-Corning Fiberglas Deutschland GmbH        Germany
 Owens-Corning Fiberglas Espana, S.A.            Spain
 Owens-Corning Fiberglas France S.A.             France
 Owens-Corning Fiberglas (G.B.) Ltd.             United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.          Italy
 Owens-Corning Fiberglas Norway A/S              Norway
 Owens-Corning Fiberglas S.A.                    Uruguay
 Owens-Corning Fiberglas Sweden AB               Sweden
 Owens-Corning Fiberglas Sweden Inc.             Delaware
 Owens-Corning Fiberglas Technology Inc.         Illinois
 Owens-Corning Fiberglas (U.K.) Ltd.             United Kingdom
 Owens-Corning Finance (U.K.) plc                United Kingdom
 Owens-Corning FSC, Inc.                         Barbados





                                                 State or Other
                                                 Jurisdiction
                                                 Under the Laws of
Subsidiaries  of  Owens  Corning  (2/28/97)      Which Organized

 Owens-Corning Funding Corporation               Delaware
 Owens-Corning (Guangzhou) Fiberglas Co., Ltd.   PRC China
 Owens-Corning Holdings Limited                  Cayman Islands
 Owens Corning HT, Inc.                          Delaware
 Owens-Corning Isolation France S.A.             France
 Owens Corning (Japan) Ltd.                      Japan
 Owens-Corning Ontario Holdings Inc.             Canada
 Owens-Corning Overseas Holdings, Inc.           Delaware
 Owens-Corning (Overseas) Management Limited     Cyprus
 Owens Corning Pipe (Africa) Pvt. Ltd.           Zimbabwe
 Owens Corning Polyfoam UK Ltd.                  United Kingdom
 Owens Corning Polypan SPA                       Italy
 Owens-Corning Real Estate Corporation           Ohio
 Owens Corning (Shanghai) Fiberglas Co., Ltd.    PRC China
 Owens Corning (Singapore) PTE Ltd.              Singapore
 Owens Corning South Africa (Pty) Ltd.           South Africa
 Owens-Corning  Trading, Ltd.                    British  Virgin Islands
 Owens-Corning (UK) Holdings Limited             United Kingdom
 Owens-Corning Veil Netherlands B.V.             The Netherlands
 Owens-Corning Veil U.K. Ltd.                    United Kingdom
 Palmetto Products, Inc.                         Delaware
 Scanglas  Ltd.                                  United  Kingdom
 Soltech, Inc.                                   Kentucky
 UC Industries, Inc.                             Delaware
 WD s.a.                                         Belgium
 Western Fiberglass of Texas, Inc.               Utah
 Willcorp, Inc.                                  Delaware
 Wrexham A.R. Glass Ltd.                         United Kingdom